CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 19, 2012, with respect to the consolidated balance sheet of Online Disruptive Technologies, Inc. as at December 31, 2011 and the related consolidated statements of operations and comprehensive loss, stockholders' deficiency and cash flows for the year then ended, included in the filing of the Registration Statement Form S-1/A (Post-Effective Amendment No.3), dated May 31, 2012.

In addition, we consent to the reference to our firm under the caption "Experts" in the Registration Statement.

Vancouver, British Columbia, Canada	/s/ MNP LLP
May 31, 2012	Chartered Accountants